Table of Contents

Exhibit 4(p)

AGREEMENT FOR SUPPLY AND PROVISION OF SERVICES

By the present private instrument, on one hand:

TELEMIG CELULAR S.A., enrolled with CNPJ/MF under No. 02.320.739/0001 -06, headquartered at Rua Levindo Lopes, 258, 8th floor, Funcionários, Belo Horizonte, MG, Brazil, herein represented by their undersigned attorneys-in-fact, hereinafter referred to jointly as CONTRACTING PARTY; and, on the other hand,

ERICSSON TELECOMUNICAÇÕES S.A., enrolled with CNPJ/MF under No. 33.067.745/0001 -27, headquartered at Rua Maria Prestes Maia No. 300, Vila Guilherme, São Paulo, SP, Brazil, hereinafter referred to individually as EDB; ERICSSON SERVIÇOS DE TELECOMUNICAÇÕES LTDA., enrolled with CNPJ/MF under No. 03.619.317/0001 -07, headquartered at Rua Maria Prestes Maia No. 300, 3rd floor, Vila Guilherme, São Paulo, SP, Brazil, hereinafter referred to individually as EBS; and ERICSSON GESTÃO E SERVIÇOS DE TELECOMUNICAÇÕES LTDA., enrolled with CNPJ/MF under No. 04.262.069/0001 -44, headquartered at Av. Raimundo Pereira de Magalhães No. 3305, 5th floor, Pirituba, São Paulo, SP, Brazil, hereinafter referred to individually as EGS; herein represented by their undersigned legal representatives, hereinafter referred to jointly as CONTRACTORS, which, together with the CONTRACTING PARTY, are referred to as "Parties";

WHEREAS:

• The Parties executed, in the year 2004, the Agreement for supply and implementation by the CONTRACTORS of the CONTRACTING PARTY's GSM Network ("GSM Network Agreement");

• The Parties executed in 2005 and 2006 Agreements for the supply and implementation of the GSM Network Expansion ("GSM Network Expansion Agreement");

• CONTRACTING PARTY intends to contract a pilot network, in the 3G technology ("3G Network"), provided that in compliance with certain conditions;

• CONTRACTORS are willing to supply the 3G Network to the CONTRACTING PARTY.

NOW, THEREFORE, the Parties have hereby agreed to enter into this Supply and Service Provision Agreement ("AGREEMENT"), which will be governed by the applicable regulations and by the following conditions:

CLAUSE 1 - OBJECT

1.1 The object of this AGREEMENT is the supply, free of charge, by the CONTRACTORS to the CONTRACTING PARTY, of equipment, materials, software and services that compose the 3G Pilot Network ("3G Network"), according to the listing of equipment established in Attachment I hereto.

1.2 The object hereof is also the supply by the CONTRACTORS of equipment, software and services so that the GSM Network owned by the CONTRACTING PARTY is proper to the operation of the 3G Network supplied herein.

1.3 CONTRACTORS undertake herein, in irrevocable and unchangeable character, joint responsibility for the prompt and faithful compliance with all obligations attributed to the CONTRACTORS according to this AGREEMENT.

CLAUSE 2 - PRICE

2.1 The amount of this AGREEMENT for the supply by the CONTRACTORS of equipment, software and services required to the fitting of the GSM Network (Attachment II) will be of at most R$ 5,757,316.69 (five million, seven hundred and fifty-seven thousand, three hundred and sixteen Reais and sixty-nine centavos), net of taxes.

2.1.1 The Parties hereby agree that the value provided for in item 2.1 above may vary, for less, according to new prices of equipment, software and services to be practiced by the CONTRACTORS in the negotiation related to the expansion of the GSM Network capacity foreseen to the year 2007.

2.1.2 In case of variation for less and in case CONTRACTING PARTY has already paid the amount corresponding to the network fitting, CONTRACTORS shall grant to the CONTRACTING PARTY a discount, in the amount equivalent to the price difference paid, in the future acquisitions for expansion of the CONTRACTING PARTY's GSM Network, which will happen in 2007.

2.1.3 The only possible price variation is that described in item 2.1.1 above. This price already includes, in addition to the profit of the CONTRACTORS, all direct and indirect costs incurred or to be incurred by the CONTRACTORS for fitting of the network, according to the scope set forth herein, not being admitted, in any hypothesis and at any title whatsoever, the collection of additional values by the CONTRACTORS.

2.1.3.1 Any request from the CONTRACTING PARTY, in addition to those required for the fitting of the network, is not included herein and shall be agree in advance between the Parties.

CLAUSE 3 - GSM NETWORK UPGRADE PRICE GUARANTEE

3.1 CONTRACTORS also ensure to the CONTRACTING PARTY that the prices to be practiced for expansion of the GSM Network capacity foreseen to 2007, using the software version R12, will be lower than the price for expansion of the GSM Network capacity using the current software (R10). For such purpose, CONTRACTORS commit to make the price reductions required for such condition.

CLAUSE 4 - PAYMENT CONDITIONS

4.1 The payments will be made after the occurrence of the following events, according to the time schedule described below and subsequent items.

Event	Physical event of each phase	Value
1	Delivery of the equipment, as required for the fitting of the GSM Network	70% (seventy percent) of the value of the equipment, software and services for fitting of the network
2	Issuance of the Initial Acceptance Term for implementation of the 3G Network and fitting of the GSM Network, after the supply of all equipment, software and services required for its implementation and fitting	20% (twenty percent) of the value of the equipment, software and services for fitting of the network
3	Issuance of the Final Acceptance Term for implementation of the 3G Network and fitting of the GSM Network, after the supply of the required equipment, software and services and correction of all pending matters identified in the Initial Acceptance Term	10% (ten percent) of the value of the equipment, software and services for fitting of the network

4.2 The payments will be made according to the payment time schedule mentioned above, in the 30th (thirtieth) day after the occurrence of the corresponding physical event or on the 25th (twenty-fifth) day after the receiving of the Bill-Invoice in the CONTRACTING PARTY's headquarters, prevailing the last payment date.

4.3 The payments will be subject to the compliance with all obligations arising and/or originating herefrom and CONTRACTING PARTY shall deposit the due amount directly in the bank checking accounts indicated by the CONTRACTORS, the respective evidences of deposit being valid as payment receipt.

4.4 The payments will be made on the business Thursdays. The installments falling due on the other days of the week will be paid on the Thursday immediately subsequent, as the case may be, without any additional burden to the CONTRACTING PARTY.

4.5 CONTRACTORS shall observe, at the time of issuance of the Bills-Invoices or receipts, the correct filling of these documents, those documents being required to contain obligatorily the number of the AGREEMENT, identification of the installment to be paid, rates of accrued taxes and the respective values.

CLAUSE 5 - TAXES

5.1 CONTRACTORS undertake responsibility for any taxes, fines and charges that incur, may be incurred or may be required from the CONTRACTING PARTY as a result of the non-compliance, by the CONTRACTORS, with any tax obligation, accessory or principal.

5.2 CONTRACTING PARTY, in connection with the Tax on Services of Any Nature - ISSQN, shall comply with the provisions of the local laws where the services are effectively provided. CONTRACTORS shall inform, in the issued bill(s)-invoice(s) the effective place of provision of the services, under penalty of non-payment and return of said bill(s)-invoice(s), undertaking responsibility for such information and, accordingly, for any tax assessments that the CONTRACTING PARTY may receive from a City other than that appointed in the bill(s)-invoice(s), requiring the payment of ISSQN. In relation to the services set forth herein, it is understood that the provision place is each site.

5.3 CONTRACTING PARTY, when it is the withholding source, shall pay the taxes to which it is obliged by the laws in force, being hereby authorized to discount those values from any amounts due to the CONTRACTORS as a result hereof, undertaking the commitment to send to the CONTRACTORS the vouchers of the withholdings made.

5.4 Notwithstanding the payment conditions agreed in a proper clause, every tax documents related to services provided by the CONTRACTORS shall be issued and delivered in the facilities of the CONTRACTING PARTY until the 20th (twentieth) day of the month of the respective issuance of the bill of sale, invoice or receipt, aiming at the payment by the CONTRACTING PARTY of the taxes within the term foreseen in the laws.

CLAUSE 6 - TERMS

6.1 This AGREEMENT will be in force from the date of its execution, being fully extinguished on the date in which the CONTRACTORS comply with all of their obligations arising or originating from this AGREEMENT, observing the hypothesis of survival of the clauses that has been expressly provided for herein.

6.2 The Parties agree that the term for supply and fitting of the 3G Network is that established in the Implementation Time Schedule (Attachment III).

CLAUSE 7 - MISCELLANEOUS PROVISIONS

7.1 The conditions comprised in the GSM Network Expansion Agreement, executed by the Parties on May 19, 2006, also apply to this AGREEMENT, except those that are in express conflict with the provisions hereof, mainly, but not only, the clauses related to warranties, confidentiality, acceptance tests, assignment and subcontracting, acts of God and force majeure.

7.2 The Parties confirm that the negotiation and execution of this AGREEMENT complied with the principles of honesty and good faith, which also be observed by the Parties in the compliance and performance of their obligations according to the terms hereof.

7.3 This AGREEMENT and its Attachments contain the full understanding between the Parties concerning the matter hereof and shall govern on all prior discussions, agreements and statements.

CLAUSE 8 - VENUE AND GOVERNING LAWS

8.1. The Parties hereto elect the courts of the city of Belo Horizonte, Minas Gerais, to settle the disputes arising from the performance of this AGREEMENT, with exclusion of any other, no matter how privileged it may be.

8.2. The validity, interpretation, rights and obligations of the Parties according to this AGREEMENT will be governed by the laws of the Federative Republic of Brazil.

In witness whereof, the Parties hereto caused this AGREEMENT to be executed in 02 (two) copies, before the two undersigned witnesses.

Belo Horizonte, February 09, 2007.

TELEMIG CELULAR S.A.
(sgd.) (illegible)
(sgd.) (illegible)

ERICSSON TELECOMUNICAÇÕES LTDA.
(sgd.) (illegible)
(sgd.) (illegible)

ERICSSON SERVIÇOS DE TELECOMUNICAÇÕES LTDA.
(sgd.) (illegible)
(sgd.) (illegible)

ERICSSON GESTÃO E SERVIÇOS DE TELECOMUNICAÇÕES LTDA.
(sgd.) (illegible)
(sgd.) (illegible)

Witnesses:
Name:	Name:
CPF:	CPF:

TERM OF AMENDMENT TO THE CONTRACT OF SUPPLY AND SERVICE PROVISION

By the present private instrument, on one side:

TELEMIG CELULAR S.A., enrolled with the CNPJ [National Registry of Legal Entities] under Nr. 02.320.739/0001 -06, with head office at Rua Levindo Lopes, 258, 8th floor, Funcionarios, Belo Horizonte, MG, Brazil, herein represented by its attorneys-in-fact, hereinafter simply called the CONTARCTING PARTY; and, on the other side,

ERICSSON TELECOMUNICAÇÕES S.A., enrolled with the CNPJ/MF under Nr. 33.067.745/0001 -27, with head office at Rua Maria Prestes Maia, nr. 300, Vila Guilherme, Sao Paulo, SP, Brazil, individually called EDB: ERICSSON SERVIÇOS DE TELECOMUNICAÇÕES LTDA.. enrolled with the CNPJ/MF under nr. 03.619.317/0001 -07, with head office at Rua Maria Prestes Maia, nr. 300, 3º andar, Vila Guilherme, Sao Paulo, SP, Brazil, individually called EBS and ERICSSON GESTÃO E SERVIÇOS DE TELECOMUNICAÇÕES LTDA., enrolled with the CNPJ under nr. 04.262.069/0001 -44, with head office at Av. Raimundo Pereira de Magalhães, nr. 3305, 5th floor, Pirituba, Sao Paulo, SP, Brazil, individually called EGS, herein represented by its legal representatives, under-signed, hereinafter jointly called the CONTRACTORS, which, together with the CONTRACTING PARTY, are designed the “Parties”;

WHEREAS:

• the parties entered into, on 02/09/07, a Contract (the “Contract”) for the supply of a pilot network, in the 3G technology (“3G Network”), which should be completely integrated to the CONTRACTING PARTY’s GSM Network;

• the 3G Network is in process of implementation by the CONTRACTORS, but as of today the CONTRACTING PARTY has the intention to expand the 3G Network coverage;

• the CONTRACTORS have the intention to supply and implement all equipment, materials, software and services necessary to the expansion of the 3G Network coverage, according to the basic assumptions agreed upon between the parties for the preparation of the network project (“BASIC ASSUMPTIONS”)(Attachment I);

• the parties, in meeting held at TELEMIG’s head office on 04/13/07 have agreed upon amounts and conditions for the contracting of the expansion of the 3G Network, which were substantiated in a letter sent to the CONTRACTORS dated 04/13/07, which, on its turn, also makes part of the present CONTRACT, contained in the ATTACHMENT II;

The parties have fair and agreed upon to enter into the present Term of Amendment (the “AMENDMENT”) to the CONTRACT, which shall be governed by the regulation applicable and by the following clauses and conditions:

FIRST CLAUSE – THE CHANGES

1.1 The parties wish to include and/or change the following items of the CONTRACT, which shall read as follows:

“1.1.1 For expanding the coverage of the 3G Network, the CONTRACTORS shall supply all equipment, materials, software and services necessary to the expansion herein contracted, corresponding to 30 Node B’s with 3 sectors each, one RNC, 30 MINI-LINK ties, 3 BBS, all in accordance with the BASIC ASSUMPTIONS (Attachment I),duly integrated into Telemig’s GSM network and completely operational.”

“1.1.1.1 For expanding the coverage of the 3G Network, in case new sites are necessary, the site acquisition services, the infrastructure and the transmission will be the CONTRACTING PARTY’s responsibility. In the existing sites, the following infrastructure adequacies eventually needed for the installation of the equipment contracted will the CONTRACTORS’ responsibility: Node-B bases, antenna supports and tracking. The other infrastructure adequacies, when and if necessary, will be CONTRACTING PARTY’s responsibility.”

“2.1 The amount of the following CONTRACT for the supply, by the CONTRACTORS, of equipment, software and services necessary to the adequacy of the GSM Network (Attachment II) will be the maximum of R$5,757,316.69 (five million, seven hundred fifty seven thousand, three hundred sixteen reais and sixty-nine cents), net of taxes. For the expansion of the 3G Network, the amount will be R$15,033,993.21 (fifteen million, thirty-three thousand, nine hundred ninety-three reais and twenty-one cents), taxes already included.”

“4.1 The payment of the expansion of the 3G Network coverage will be performed after the occurrence of the following events, according to the Schedule described below and subsequent items:

Event	Physical Event of Each Phase	Amount
1	Delivery of the equipment, materials, software and start, on site, the installation services of the respective Network Element	60% (sixty percent) of the Invoice amounts of the respective Network Element
2	Issuance of the Term of Initial Acceptance of the respective Network Element or its commercial activation,whichever occurs first	25% (twenty five percent) of the Invoice amounts of the respective Network Element
3	Issuance of the Final Acceptance Term of the respective Network Element	15% (fifteen percent) of the Invoice amounts of the respective Network Element.

“6.2.1 The Parties agree among them that the term for the supply and implementation of the expansion of the 3G coverage is that provided in the Implementation Schedule of the Coverage Expansion (Attachment III)”.

1.2 In addition to the changes to clauses provided for above, the conditions referring to INTEGRANT DOCUMENTS, GUARANTEE and ACCEPTANCE TESTS, shall be the following:

12.1 INTEGRANT DOCUMENTS

1.2.1.1 For all legal purposes and effects, this AMENDMENT comprises, as if they were transcribed therein, the documents listed below, hereinafter called Integrant Documents:

Attachment I	BASIC ASSUMPTIONS
Attachment II	AGREEMENT LETTER DATED 04/13/2007
Attachment III	IMPLEMENTATION SCHEDULE OF COVERAGE EXPANSION
Attachment IV	ACCEPTANCE PROCEDURES

1.2.1.2 In case of divergence between this CONTRACT and the integrant documents, the following prevailing order shall be observed:

(a) The CONTRACT
(b) The AGREEMENT LETTER DATED 05/13/2007 (Attachment II)
(c) BASIC ASSUMPTIONS (Attachment I)
(d) IMPLEMENTATION SCHEDULE OF COVERAGE EXPANSION (Attachment III)
(e) ACCEPTANCE PROCEDURES (Attachment IV)

1.2.2 ACCEPTANCE TESTS: During the performance of the CONTRACT, the CONTRACT may elect between follow up the acceptance tests on site or work with reports of the tests performed, issued by the CONTRACTORS.

     Completed all supplies and services and once the implementation of each Network Element is performed, or installation on a new site is completed, the CONTRACTORS shall notify the fact to the CONTACTING PARTY, on a weekly basis, in up to 3 (three) working days counted from the reception of such notification, the CONTRACTING PARTY shall authorize the beginning of the performance tests in each Network Element. The tests shall be performed by the CONTRACTORS and will have as objective to ensure that any equipment, systems or individual sub-systems will be in compliance with all specifications provided in the ACCEPTANCE PROCEDURES (ATTACHMENT IV).

     After the performance of the tests and confirmation of compliance to the equipment and systems to the BASIC ASSUMPTIONS (Attachment I) and of the installations to the specification provided in the ACCEPTANCE PROCEDURES (ATTACHMENT IV), the CONTRACTING PARTY shall activate the Network Element of the new site.

     Once notified, the CONTRACTING PARTY, will check if the services are in order and performed in accordance with the stipulations of this CONTRACT. In case grave and impeditive pending items are not detected in accordance with the test procedures defined in the ACCEPTANCE PROCEDURE (Attachment IV), the CONTRACTING PARTY will issue, in up to 10 (ten) working days, Initial Acceptance Term for each Network Element or new site. Otherwise, it shall be prepared by the CONTRACTING PARTY, a List of Pending Items which shall be generated according to the provision of the ACCEPTANCE PROCEDURE (Attachment IV), and the CONTRACTORS shall be notified in writing, within the period of 10 (ten) working days, so that they correct the imperfections listed, undertaking to immediately start the repairs and/or supplementations required.

     In case the CONTRACTING PARTY, unjustifiably, fails to issue the Initial Acceptance Term or the List of Pending Items, within the period indicated in the item above, the Initial Acceptance Term of each Network Element shall be considered as tacitly issued, for all purposes provided for in this contract.

     After the lapse of the period of 90 (ninety) days counted from the issuance of the Initial Acceptance Term of each Network Element and once cured all defects and/or irregularities pointed out in the List of Pending Items mentioned above, as well as met all quality requirements in the ACCEPTANCE PROCEDURE (Attachment IV), the CONTRACTING PARTY shall issue, for each network element, the Initial Acceptance Term, under the way set forth in the ACCEPTANCE PROCEDURE (Attachment IV), always observing the period of 10 (ten) calendar days after the solution of the last pending item for the issuance of the respective Term.

1.2.3 GUARANTEE: The CONTRACTORS shall guarantee all equipment (hardware and software) as to the performance and functionality, as well as against any and all defect during a period of 12 (twelve) months, counted from the Commercial Activation of each Network Element, ensuring further that the equipment will be free of defects of material and labor during the referred period and will obey the specifications of the

CONTRACTORS.

SECOND CLAUSE – GENERAL PROVISIONS

2.1 The CONTRACTORS guarantee that in the supply herein contracted there is the possibility of replacement of node B radios for the alteration of the frequency spectrum (Radio Unit – RU and Filter Unit – FU), if needed, at the CONTRACTING PARTY’s discretion and without any additional cost, provided that the CONTRACTING PARTY manifests to this sense up to 11/30/07.

2.2 Based on the Basic Assumptions (Attachment I), the CONTRACTORS will prepare the Network’s executive project, considering the quantity of equipment defined in item 1.1.1 of this Amendment.

2.3 The CONTRACTORS herein assume, in irrevocable and unalterable character, joint responsibility for the prompt and faithful performance of all obligations indifferently assigned to the CONTRACTORS under the terms of this CONTRACT.

2.3.1 Notwithstanding the provision of item 2.3, it is agreed upon between the parties that the supply of Goods and Services, object of the present instrument, it shall be attributable to the CONTRACTORS the following: i) to EDB, the supply of hardware; ii) to EBS, the supply of software, documentation, training and corresponding services; and iii) to EGS, the services of installation and enhancement of equipment.

THIRD CLAUSE – JURISDICTION AND GOVERNING LAW

3.1 The Parties elect the court of the city of Belo Horizonte, Minas Gerais, as competent to resolve the questions arising from the performance of this CONTRACT, over any other, no matter how privileged it might be.

3.2 The validity, interpretation, rights and obligation of the Parties, according to this CONTRACT, shall be governed by the laws of the Federal Republic of Brazil.

IN WITNESS WHEREOF, THE PARTIES ENTERED INTO THIS CONTRACT, EXECUTED IN 02 (TWO) COUNTER-PARTS IN THE PRESENCE OF 02 (TWO) WITNESSES UNDERSIGNED.

Belo Horizonte, June 29, 2007.

(signed) illegible	(signed) illegible
Marcus Roger M.M. Costa	André Mastrobuono
Vice-President Corporate Services	President

TELEMIG CELULAR S.A.

(signed) illegible	(signed) illegible
Eduardo Ricotta Torres	André Machado Fonseca
Vice-President	Business Director – KAM

ERICSSON TELECOMUNICAÇÕES S.A.

(signed) illegible	(signed) illegible
Eduardo Ricotta Torres	André Machado Fonseca
Vice-President	Business Director – KAM

ERICSSON SERVIÇOS DE TELECOMUNICAÇÕES LTDA.

(signed) illegible	(signed) illegible
Eduardo Ricotta Torres	André Machado Fonseca
Vice-President	Business Director – KAM

ERICSSON GESTÃO E SERVIÇOS DE TELECOMUNICAÇÕES LTDA.

(signed) illegible	(signed) illegible
Name: Paulo César Teixeira Matos	Name: Luiz Antonio Tavares da Silva
Taxpayer ID: 293.721.006-68	Taxpayer ID: 177.977.638-10

2nd TERM OF AMENDMENT TO THE CONTRACT OF SUPPLY AND SERVICE PROVISION

By the present private instrument, on one side:

TELEMIG CELULAR S.A., enrolled with the CNPJ [National Registry of Legal Entities] under Nr. 02.320.739/0001 -06, with head office at Rua Levindo Lopes, 258, 8th floor, Funcionarios, Belo Horizonte, MG, Brazil, herein represented by its attorneys-in-fact, hereinafter simply called the CONTARCTING PARTY; and, on the other side,

ERICSSON TELECOMUNICAÇÕES S.A., enrolled with the CNPJ/MF under Nr. 33.067.745/0001 -27, with head office at Rua Maria Prestes Maia, nr. 300, Vila Guilherme, Sao Paulo, SP, Brazil, individually called EDB: ERICSSON SERVIÇOS DE TELECOMUNICAÇÕES LTDA.. enrolled with the CNPJ/MF under nr. 03.619.317/0001 -07, with head office at Rua Maria Prestes Maia, nr. 300, 3º andar, Vila Guilherme, Sao Paulo, SP, Brazil, individually called EBS and ERICSSON GESTÃO E SERVIÇOS DE TELECOMUNICAÇÕES LTDA., enrolled with the CNPJ under nr. 04.262.069/0001 -44, with head office at Av. Raimundo Pereira de Magalhães, nr. 3305, 5th floor, Pirituba, Sao Paulo, SP, Brazil, individually called EGS, herein represented by its legal representatives, under-signed, hereinafter jointly called the CONTRACTORS, which, together with the CONTRACTING PARTY, are designed the “Parties”;

WHEREAS:

• the Parties entered into, on 02/09/07, a Contract (the “Contract”) for the supply of a pilot network, in the 3G technology (“3G Network”), which should be completely integrated to the CONTRACTING PARTY’s GSM Network;

• the Parties, on 06/29/2007, entered into the 1st amendment to the CONTRACT for supply and implementation of all equipment, materials, software and services necessary to the 1st expansion of the coverage of the 3G Network;

• the 1st expansion of the 3G Network is in process of implementation by the CONTRACTORS, but as of today the CONTRACTING PARTY has the intention to expand the scope of the hardware, software and services contracted;

• the CONTRACTORS have the intention to supply and implement all equipment, materials, software and services necessary to the 2nd expansion of the 3G Network coverage, according to the basic assumptions agreed upon between the parties for the preparation of the network project –PROPOSAL and PPIs 3790, 3791, 3792 and G7062 (Attachment I);

The parties have fair and agreed upon to enter into the present Term of Amendment (the “AMENDMENT”) to the CONTRACT, which shall be governed by the regulation applicable and by the following clauses and conditions:

FIRST CLAUSE – THE CHANGES

1.1 The parties wish to include and/or change the following items of the CONTRACT, which shall read as follows:

“1.1.2 For the 2nd expansion of the coverage of the 3G Network, the CONTRACTORS shall supply all equipment, materials, software and services necessary to the expansion herein contracted, according to the PROPOSAL PPIs 3790, 3791, 3792 and G7062 (Attachment I), duly integrated into Telemig’s GSM network and completely operational.”

“1.1.1.2 For 2nd expansion of the coverage of the 3G Network, in case new sites are necessary, the site acquisition services, the infrastructure and the transmission will be the CONTRACTING PARTY’s responsibility as well as the responsibility for opening and closing the CEI applications. In the existing sites, the following infrastructure adequacies eventually needed for the installation of the equipment contracted will the CONTRACTORS’ responsibility: Node-B bases, antenna supports and tracking, being attributable to the CONTRACTORS the responsibility for opening and closing, with the INSS, the corresponding CEI applications. The other infrastructure adequacies, when and if necessary, will be CONTRACTING PARTY’s responsibility.”

“1.1.3 – The object of this amendment is supplemented by the supply of spare parts according to the PROPOSAL G7060 (Attachment II), the provision of Assisted Operation services according to the PROPOSAL G7055 (ATTACHMENT III)”.

“2.1 The amount of the present CONTRACT for the supply, by the CONTRACTORS, of equipment, software and services necessary to the adequacy of the GSM Network (Attachment II) will be the maximum of R$5,757,316.69 (five million, seven hundred fifty seven thousand, three hundred sixteen reais and sixty-nine cents), net of taxes. For the expansion of the 3G Network, the amount will be R$15,033,993.21 (fifteen million, thirty-three thousand, nine hundred ninety-three reais and twenty-one cents), taxes already included. For the 2nd expansion of the 3G Network PROPOSAL PPIs 3790, 3791, 3792 and G7062 (ATTACHMENT I), the supply of spare parts according to the PROPOSAL G7060 (Attachment II) and the provision of Assisted Operation services according to the PROPOSAL G7055 (ATTACHMENT III), the amount will be R$1,335,784.97 (One million, three hundred and thirty-five thousand, seven hundred eighty-four reais and ninety-seven cents), taxes already included”

“4.1 The payments of the 1st and 2nd expansions of the 3G Network coverage will be performed after the occurrence of the following events, according to the Schedule described below and subsequent items:

a) For hardware, software and expansion implementation services of the 3G Network:

Event	Physical Event of Each Phase	Amount
1	Delivery of the equipment, materials, software and start, on site, the installation services of the respective Network Element	60% (sixty percent) of the Invoice amounts of the respective Network Element

2	Issuance of the Term of Initial Acceptance of the respectiveNetwork Element or itscommercial activation,whichever occurs first	25% (twenty five percent) of the Invoice amounts of the respective Network Element
3	Issuance of the Final Acceptance Term of the respective Network Element	15% (fifteen percent) of the Invoice amounts of the respective Network Element.

b) For the payment of Assisted Operation services,

Event	Physical Event	Amount
1	End of the first month	50% (fifty percent)of the total amount of the PROPOSAL G7055
2	End of the second month	50% (fifty percent)of the total amount of the PROPOSAL G7055

c) For the payment of supply of spare parts;

Event	Physical Event	Amount
1	Delivery of the materials at the CONTRACTING PARTY’s DC in Vespasiano, per equipment	100% (one hundred per cent) of the amounts of equipment delivered

“6.2.1 The Parties agree that the term for the supply and implementation of the 2nd expansion of the 3G coverage, the supply of spare parts according to the PROPOSAL G7060 (Attachment II) and the provision of Assisted Operation services according to the PROPOSAL G7055 (Attachment III) are those provided in the 2007 Implementation Schedule (Attachment IV)”.

1.2 The parties wish to include and change the following items of the CONTRACT, which shall have the reading and validity for the CONTRACT, 1st AMENDMENT and this 2nd AMENDMENT:

“2.1.3 – The only two price variations provided in this contract are: the one described in item 2.1.1 above and the foreign exchange variation of the dollar pursuant item 2.1.4, below. Into this price it is already included, in addition to the CONTRCTORS’ profit, all direct and indirect costs incurred by the CONTRACTORS for the adequacy of the network, according to the scope defined in this CONTRACT, not being admitted, in any way and under any title, the charging of additional amounts by the CONTRACTORS.

“2.1.4 – The prices in reais related to the equipment, materials and software to be imported, according to the provision in the LPU’s of each PROPOSAL, the prices in reais, related to the portion equivalent to 60% (sixty percent) of the national materials and equipment that have imported inputs (HWL/I) and to 90% (ninety percent) of the national materials and equipment that have imported inputs (HWL/I) of the MINI-LINK product, will be adjusted only at the moment when the variation between the foreign exchange rate of the United States dollar and the rate of the day prior to the invoicing, published by the SISBACEN PTAX 800, Option 5, exceeds 3% (three percent). For purposes of calculating this variation, it must be considered the foreign exchange rate of the United States dollar in the amount of R$2.00 (two reais).”

SECOND CLAUSE INTEGRANT DOCUMENTS

2.1 For all legal purposes and effects, this 2ND AMENDMENT comprises, as if they were transcribed therein, the documents listed below, hereinafter called Integrant Documents:

Attachment I	PROPOSAL PPIs 3790, 3791, 3792 and G7062
Attachment II	PROPOSAL G7060
Attachment III	PROPOSAL G 7055
Attachment IV	IMPLEMENTATION SCHEDULE

2.2 In case of divergence between this CONTRACT and the integrant documents, the following prevailing order shall be observed:

(a) The 2ND AMENDMENT

(b) PROPOSAL PPIs 3790, 3791, 3792 and G7062 (Attachment I) (c) PROPOSAL G7060 (d) PROPOSAL G7055 (e) IMPLEMENTATION SCHEDULE (Attachment IV)

SECOND CLAUSE – GENERAL PROVISIONS

2.1 For the acceptance of the sites of this 2nd Amendment, the Acceptance Procedures of the 1st Amendment must be followed.

2.2 Kits of spare parts and consumable materials shall be supplied to all equipment provided to the WCDMA network, according to the CONTRACT OF SUPPLY AND SERVICES PROVISION and the TERM OF AMENDMENT executed among the CONTRACTING PARTY and the CONTRACTOR on 02/09/2007 and 06/29/07, respectively.

2.3 The spare parts shall be dimensioned in such a way that the CONTRACTING PARTY may perform the correct Operation and Maintenance of the network contracted.

2.4 The dimensioning of the spare parts was made by the CONTRACTOR. In case the spare parts, in practice, demonstrate to be insufficient to operate and maintain the network contracted, causing the need for acquisition of additional units, these units will be supplied by the CONTRACTOR, without additional burden to the CONTRACTING PARTY.

2.5 The CONTRACTOR undertakes to remit to the CONTRACTING PARTY a new version of the spreadsheet of prices of the Original Contract and the 1st Amendment with the inclusion of the information that defines the origin of the materials and software supplied. This information shall serve as basis for the application of the foreign exchange correction provided in item 1.2 of this amendment.

2.6 The clauses and conditions provided in the Contract executed in June 15, 2007, that are not conflicting to the provisions contained in this Term shall remain in force.

THIRD CLAUSE – JURISDICTION AND GOVERNING LAW

3.1 The Parties elect the court of the city of Belo Horizonte, Minas Gerais, as competent to resolve the questions arising from the performance of this CONTRACT, over any other, no matter how privileged it might be.

3.2 The validity, interpretation, rights and obligation of the Parties, according to this CONTRACT, shall be governed by the laws of the Federal Republic of Brazil.

IN WITNESS WHEREOF, THE PARTIES ENTERED INTO THIS CONTRACT, EXECUTED IN 02 (TWO) COUNTER-PARTS IN THE PRESENCE OF 02 (TWO) WITNESSES UNDERSIGNED.

Belo Horizonte, November 20, 2007.

(signed) illegible	(signed) illegible	(signed) illegible
Álvaro Camara Peçanha	Marcus Roger M.M. Costa	Paulo César Teixeira de Matos
Vice-President Corporate Services	Director of Planning	Executive Director of
	and Engineering	Engineering

TELEMIG CELULAR S.A.

(signed) illegible	(signed) illegible
Eduardo Ricotta Torres	André Machado Fonseca
Vice-President	Business Director – KAM

ERICSSON TELECOMUNICAÇÕES S.A.

(signed) illegible	(signed) illegible
Eduardo Ricotta Torres	André Machado Fonseca
Vice-President	Business Director – KAM

ERICSSON SERVIÇOS DE TELECOMUNICAÇÕES LTDA.

(signed) illegible	(signed) illegible
Eduardo Ricotta Torres	André Machado Fonseca
Vice-President	Business Director – KAM

ERICSSON GESTÃO E SERVIÇOS DE TELECOMUNICAÇÕES LTDA.

(signed) illegible	(signed) illegible
Name: José Carlos Pacheco	Name: Carla Rose da Silva
Taxpayer ID: 209.451.082-49	Taxpayer ID: 296.918.108-83